Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-185881 & No. 333-230148 on Forms S-8, No. 333-171840 & No. 333-277926 on Forms S-3 and 333-289403 on Form S-3D of ACNB Corporation of our report dated March 12, 2026, relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

    /s/ Crowe LLP

Franklin, Tennessee
March 12, 2026